                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by Registrant        [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                 [ ] Confidential, for Use of the Commission Only
[X]  Definitive Proxy Statement                      (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 ASHWORTH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)    Title of each class of securities to which transactions applies:

--------------------------------------------------------------------------------
        (2)    Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
        (4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
        (5)    Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount previously paid:

--------------------------------------------------------------------------------
        (2)    Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
        (3)    Filing party:

--------------------------------------------------------------------------------
        (4)    Date filed:

--------------------------------------------------------------------------------

                                 ASHWORTH, INC.

                             2765 Loker Avenue West
                           Carlsbad, California 92008
                                 (760) 438-6610


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD TUESDAY, MARCH 19, 2002

        The annual meeting of stockholders of Ashworth, Inc., a Delaware corporation (the "Company"), will be held at the Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California, on Tuesday, March 19, 2002, at 8:00 a.m. local time, to consider and act upon the following matters:

        1. To elect two directors of the Company to serve for the ensuing three years; and

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on February 1, 2002 will be entitled to vote at the meeting or any adjournment thereof. A proxy statement is enclosed; please read it carefully. Proxies are being solicited by the Board of Directors of the Company.

        All stockholders, whether or not you expect to attend the meeting in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States. The giving of a proxy will not affect your right to vote in person if you choose to attend the meeting.

                                       By the order of the Board of Directors

                                       /s/Halina Balys

                                       Halina Balys
                                       Secretary

Carlsbad, California
February 14, 2002

                                 ASHWORTH, INC.

                             2765 Loker Avenue West
                           Carlsbad, California 92008
                                 (760) 438-6610


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD TUESDAY, MARCH 19, 2002

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ashworth, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held at the Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California, on Tuesday, March 19, 2002, at 8:00 a.m., local time and at any adjournment thereof. All proxies will be voted in accordance with the stockholder's instructions contained therein. If no choice is specified, proxies will be voted in favor of the election of the nominees named in this proxy statement. The Company anticipates that it will mail this proxy statement and the accompanying proxy to the Company's stockholders on or about February 14, 2002.

        Any stockholder signing and returning the enclosed proxy may revoke it at any time before it is voted at the annual meeting by: (i) giving a later dated written revocation of proxy to the Secretary of the Company, (ii) providing a later dated amended proxy to the Secretary of the Company, or (iii) voting in person at the annual meeting. The expense of soliciting proxies, including the cost of preparing, assembling, and mailing this proxy material to stockholders, will be borne by the Company. The Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. The Company will reimburse brokerage houses, custodians, nominees, and fiduciaries for the cost of forwarding proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons.

SHARES OUTSTANDING AND VOTING RIGHTS

        All voting rights are vested exclusively in the holders of the Company's common stock, $.001 par value per share. Only stockholders of record at the close of business on February 1, 2002 (the record date) are entitled to notice of and to vote at the annual meeting or any adjournment thereof. On the record date, the Company had 13,200,774 shares of common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the annual meeting, including the election of each director.

VOTES REQUIRED

        Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. Only those votes cast "FOR" the election of a director or "WITHHELD" will be counted for purposes of determining the number of votes required to elect the director. If a broker holding stock in a "street name" indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as present and voting at the annual meeting with respect to the matter (each a "broker non-vote"). Abstentions and broker non-votes will not be counted in the election of a director but will be counted for the purpose of establishing a quorum.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of December 31, 2001 by:
(i) each person known by the Company to own beneficially more than 5% of the Company's outstanding shares of common stock, (ii) each director of the Company,
(iii) the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers, and (iv) all directors and executive officers of the Company as a group. Each person listed below has sole voting power and sole investment power with respect to shares shown as owned by him, her or it. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

--------------------------------------------------------------------------------


                                                                                                 Percent
Name and Address(1)                             Shares(#)       Options(2)(#)     Total(#)     Owned(3)(%)
-------------------------------------------    -----------      --------------  -----------    -----------
Stephen Bartolin, Jr.                                3,100            37,500         40,600              *
Stephen G. Carpenter                                 5,000            25,000         30,000              *
Andre P. Gambucci                                   24,000            50,000         74,000              *
John M. Hanson, Jr.                                 17,000            58,750         75,750              *
H. Michael Hecht                                     5,000            31,250         36,250              *
Randall L. Herrel, Sr.                              11,500           491,261        502,761            3.7
Peter Holmberg                                           0            24,334         24,334              *
Nicoletta Larucci-Miele                                  0            58,360         58,360              *
James W. Nantz, III                                 50,000           257,500        307,500            2.3
Terence W. Tsang                                     2,000            73,674         75,674              *
Anthony Wilkinson                                        0            10,000         10,000              *

All executive officers and
  directors as a group (11 persons)                117,600         1,117,629      1,235,229            8.7

FMR Corporation                                  1,315,000(4)              0      1,315,000           10.0
  82 Devonshire Street
  Boston, MA 02109

Dimensional Fund Advisors Inc.                   1,058,000(5)              0      1,058,000            8.0
  1299 Ocean Avenue
  Santa Monica, CA 90401

Seidensticker (Overseas) Limited                 1,000,000(6)              0      1,000,000            7.6
  Room 728, Ocean Center
  5 Canton Road
  Tsimshatsui
  Kowloon, Hong Kong

Fred Couples                                       368,000(7)        600,000        968,000            7.0
  1851 Alexander Bell Drive, Suite 410
  Reston, VA 22091

YGM Trading Ltd.                                   667,800(8)              0        667,800            5.1
  22 Tai Yau Street
  San Po Kong
  Kowloon, Hong Kong


--------------------------------------------------------------------------------

*       Less than one percent.

(1) Unless otherwise indicated, the address for each stockholder is the same as the address of the Company.

(2) Represents shares of common stock that may be acquired pursuant to presently exercisable stock options, including stock options exercisable within 60 days of December 31, 2001.

(3) Applicable percentage of ownership is based on approximately 13,148,308 shares of common stock outstanding as of December 31, 2001, together with applicable stock options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after December 31, 2001 are deemed outstanding for computing the percentage of ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage of any other person.

(4) This information is based upon a Schedule 13G/A filed by FMR Corporation with the Securities and Exchange Commission on September 10, 2001. As of such date, FMR Corporation was the beneficial owner of 1,315,000 shares for which FMR Corporation, Edward C. Johnson, III and the Boards of Trustees of affiliate funds had the sole voting power. Also as of such date, Mr. Johnson had the sole investment power as to all shares. As of September 10, 2001, Mr. Johnson owned 12%, and Abigail P. Johnson owned 24.5%, of the aggregate outstanding voting stock of FMR Corporation. Mr. Johnson is Chairman of FMR Corporation, and Ms. Johnson is a director of FMR Corporation.

(5) This information is based upon a Schedule 13G filed by Dimensional Fund Advisors with the Securities and Exchange Commission on February 2, 2001. Dimensional Fund Advisors has sole voting and investment power for all shares and, as a company registered under the Investment Advisors Act of 1940, disclaims beneficial ownership of these shares.

(6) This information is based upon a Schedule 13G filed by Seidensticker (Overseas) Limited with the Securities and Exchange Commission on February 21, 2001 and information provided to the Company by Seidensticker (Overseas) Limited. Seidensticker (Overseas) Limited has sole voting and investment power for all shares.

(7) The information is based on information provided by Mr. Couples to the Company as of February 1, 2002. Mr. Couples has sole voting and investment power for his shares.

(8) This information is based upon a Schedule 13D filed by YGM Trading Ltd. with the Securities and Exchange Commission on January 23, 2001. YGM Trading Ltd. has sole voting and investment power for all shares.

                                   PROPOSAL I

ELECTION OF DIRECTORS

        The Company's Board of Directors is divided into three classes with staggered three-year terms. The Company's certificate of incorporation provides for three classes of directors, each consisting of approximately one-third of the total number of directors. The Company currently has two Class I directors, three Class II directors, and two Class III directors, whose terms will expire, respectively, at the 2003, 2004, and 2002 annual meeting of stockholders (in all cases subject to the election and qualification of their successors or their earlier death, resignation, or removal). At each annual meeting of stockholders, directors are elected for terms of three years to succeed those directors whose terms then expire. The Class III directors elected at the 2002 annual meeting of stockholders will serve until the 2005 annual meeting of stockholders (subject to the election and qualification of their successors or their earlier death, resignation, or removal).

        THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE TO ELECT STEPHEN BARTOLIN, JR. AND H. MICHAEL HECHT AS CLASS III DIRECTORS, UNLESS THE AUTHORITY TO VOTE FOR THEIR ELECTION IS WITHHELD BY MARKING THE PROXY TO THAT EFFECT. Messrs. Bartolin and Hecht are currently Class III directors and have indicated their willingness to serve if elected. However, if they are unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        The table on the following page sets forth, for the Class III nominees and for each director whose term continues after the annual meeting, his name and age, his positions and offices with the Company, his principal occupation and business experience for the past five years, the names of any other companies for which he is a director, the year his services as a director of the Company began, and the year his term as a director of the Company will expire.

                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS OF THE COMPANY:
--------------------------------------------------------------------------------

                                         NAME, AGE,                                     DIRECTOR     TERM
                            BUSINESS EXPERIENCE AND DIRECTORSHIPS                        SINCE      EXPIRES
-------------------------------------------------------------------------------------  ----------  ----------
NOMINEES FOR CLASS III DIRECTORS:

Stephen Bartolin, Jr., age 51                                                             1998        2002
   Mr. Bartolin has been President & CEO of the Five-Star, Five-Diamond
   Broadmoor Hotel in Colorado Springs, Colorado from 1991 to the present. He is also President & CEO of the Manitou and Pikes Peak Cog Railway Company, the
   Cog Land and Development Company, and the Broadmoor Golf Club, Inc.

H. Michael Hecht, age 62                                                                  1999        2002
   Mr. Hecht is an advisor to businesses on product, marketing, distribution and sourcing strategies. From 1996 to 1999 he was President of Dickson Trading
   North America, an investment company. From 1994 to 1996 he was President and
   CEO of Builders Emporium. From 1991 to 1994 he was President of Carter Hawley
   Hale, a department store company and President and CEO of Broadway Department stores from 1984 to 1991. He currently serves as an advisor to the Board of
   Directors of Monrovia Nurseries, a privately held company. He has previously served on the Board of Directors of Carter Hawley Hale Stores, Inc., House of
   Fabrics, Edison Brothers Stores, Inc. and Applause, Inc.

CONTINUING DIRECTORS:

                                CLASS I DIRECTORS

John M. Hanson, Jr., age 61                                                               1994        2003
   Mr. Hanson is a certified public accountant. He was a stockholder and officer of the accounting firm Hanson & Company from 1968 until December 31, 1999, at which time he retired. He now practices as a tax specialist for a limited number of clients.

Randall L. Herrel, Sr., age 51                                                            1996        2003
   Mr. Herrel has served as Chairman of the Board of Directors since April 2001 and has been a Director, President, and the Chief Executive Officer of the
   Company since December 1996. From 1994 to 1996, Mr. Herrel served as
   President and Chief Operating Officer of Quiksilver, Inc., a young men's and women's apparel company in Huntington Beach, California. Mr. Herrel joined
   Quiksilver in June 1989 and also served at various times as Chief Financial
   Officer, Treasurer and Secretary.

                               CLASS II DIRECTORS

Stephen G. Carpenter, age 62                                                              1999        2004
   Mr. Carpenter was a banker for 36 years. Most recently he was with California
   United Bank and served as Chairman and CEO from 1994 to 1998 and President and CEO from 1992 to 1994. Prior to that, Mr. Carpenter served as Vice
   Chairman of Security Pacific Bank for three years. He also served as a
   Director of the Los Angeles Board of the Federal Reserve Bank of San
   Francisco.

Andre P. Gambucci, age 73                                                                 1991        2004
   Mr. Gambucci was a Senior Vice-President and Director of Marketing of Acordia
   of Colorado, a general insurance agency and insurance brokerage firm in
   Colorado Springs, Colorado, from 1982 until December 31, 1995, when he retired. He is now a consultant for Acordia-Wells Fargo Brokerage.

James W. Nantz, III, age 42                                                               1998        2004
   Mr. Nantz is employed by the Company pursuant to a promotion agreement. For a description of his promotion agreement, see "Certain Relationships and
   Related Transactions" in this proxy statement. Mr. Nantz has been a television commentator for CBS Sports since 1985, serving as the anchor of
   CBS Golf Coverage, including The Masters and PGA Championship, and anchor of
   The NFL Today. He also serves as the play-by-play voice of college basketball's Final Four.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Company has standing audit and compensation committees. The Company does not have a standing nominating committee.

        The audit committee assists the Board of Directors by reviewing the financial information disclosure, the internal controls established by management and the external audit process; the audit committee is composed of Messrs. Hanson, chairman, Bartolin and Gambucci. All of the members of the audit committee are independent directors as defined in the Marketplace Rules of The Nasdaq Stock Market. The Audit Committee has adopted a written charter, which was included as Appendix A to the Company's proxy statement for 2001 filed with the Securities and Exchange Commission on February 16, 2001.

        The compensation committee recommends to the Board of Directors the compensation for executive officers and has the authority to administer the Company's Stock Option Plans. This committee is composed of Messrs. Hecht, chairman, Bartolin and Carpenter.

        During fiscal year 2001 the Board of Directors met in person six times and took action five times by written consent in lieu of a meeting. The audit committee and the compensation committee each met three times during the last fiscal year. During the last fiscal year, each of the directors attended at least 75% of the aggregate number of the Board of Directors meetings and meetings of the committees on which they served

FEES PAID TO INDEPENDENT AUDITORS

        Set forth below are the aggregate fees billed for professional services rendered to the Company by its independent auditors for fiscal 2001.

         Audit Fees                                      $    138,421
         Financial Information Systems Design
           and Implementation Fees                                  0
         All Other Fees:
           Tax Services                                       148,785
           Statutory Audits                                    26,660
           Other                                               20,350
                                                         ------------
               Total All Other                                195,795

                                                         ------------
           Total Fees                                    $    334,216
                                                         ============

REPORT OF THE AUDIT COMMITTEE

        The audit committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States of America.

        In this context, the audit committee has reviewed and discussed with management and the independent auditors the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the audit committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor's independence.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended October 31, 2001, for filing with the Securities and Exchange Commission.

                                                   THIS REPORT WAS SUBMITTED BY
                                                   THE AUDIT COMMITTEE
                                                   JOHN M. HANSON, JR., CHAIRMAN
                                                   STEPHEN BARTOLIN, JR.
                                                   ANDRE P. GAMBUCCI

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Hecht, Bartolin and Carpenter are not current or former officers or employees of Ashworth, Inc. There are no compensation committee interlocks between Ashworth, Inc. and other entities involving Ashworth's executive officers and board members who serve as executive officers or board members of the other entities.

REPORT OF THE COMPENSATION COMMITTEE

        The compensation committee of the Board of Directors is composed of Messrs. Hecht, chairman, Bartolin and Carpenter, and has the authority to administer the Company's executive compensation programs, including the Company's stock incentive plans. The Company's executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high quality employees, tie individual total compensation to individual performance and success of the Company, and align the interests of the Company's executive officers with those of its stockholders.

Executive Compensation Programs

        The Company's executive compensation is based on aligning the interests of the Company's executives with those of the Company's stockholders. Executive compensation consists of three components, Base Salary, Bonus and Stock Option Grants. Each piece of the compensation package and its rationale is outlined below.

Base Salary (Cash Compensation)

        The Company strives to compensate its executives within the 75th percentile of that position's industry standard. The base salary for each position is reviewed annually and adjusted based on each individual executive's performance. Keeping base salary competitive with industry standard helps to ensure executive retention.

Bonus (Cash Compensation)

        The Company's Bonus Program is designed to reward its executives for the Company's overall performance as well as their individual performance within their division of the Company. As in Base Salary, the Company strives to reward its executives with a bonus award within the 75th percentile of that position's industry standard. In December 2001, the committee reviewed fiscal 2001 performance as compared to the budgeted performance and recommended that no bonus be paid under the fiscal 2001 Bonus Plan, as the Company did not achieve its target profit performance. However, the committee recommended that Mr. Herrel be authorized to use the $50,000 discretionary bonus pool to award bonuses to those employees who contributed to the Company's performance in fiscal 2001 above and beyond their responsibilities.

Stock Option Grants

        Total compensation for executive officers also includes long-term incentives offered in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. The objective of stock option grants is to align the interests of the executive officer with the interests of stockholders due to the fact that the executive can realize a gain only if the Company's stock appreciates in value.

        In determining the amount of such grants, the Compensation Committee considers the contributions of each executive to the overall success of the Company in the past fiscal year, the responsibilities to be assumed by each executive in the upcoming fiscal year, appropriate incentives for the promotion of the long-term growth of the Company, and grants made to other executives in the industry holding comparable positions as well as the executive's position within the Company. It is the Company's practice to fix the price of the options at the fair market value on the date of the grant, thereby making the executive's value realized tie directly to gains realized by the stockholders. In December 2001, the committee recommended that Mr. Herrel be authorized to grant options to purchase up to 97,000 shares of Company stock to specified employees in the interest of retaining high quality employees.

Chief Executive Officer Compensation

        Mr. Herrel's employment contract provides for a base salary of no less than $325,000 and permits increases in salary, the grant of stock options and the awarding of a cash bonus at the discretion of the Compensation Committee. In determining Mr. Herrel's total compensation for fiscal 2001, the Compensation Committee considered the Company's overall performance, as measured by sales revenue, profitability, earnings per share and share valuation. After considering these indicia of performance, Mr. Herrel was not awarded any stock options or cash bonus for fiscal 2001, due primarily to the decline in earnings in fiscal 2001. In December 2000, after reviewing the indicia of performance for fiscal 2000, the Compensation Committee voted to increase Mr. Herrel's salary for fiscal 2001 to $375,000 and awarded him an option to purchase 84,500 shares of stock as well as a cash bonus of $169,000.

                                                   THIS REPORT WAS SUBMITTED BY
                                                   THE COMPENSATION COMMITTEE
                                                   H. MICHAEL HECHT, CHAIRMAN
                                                   STEPHEN BARTOLIN, JR.
                                                   STEPHEN G. CARPENTER

COMPENSATION OF DIRECTORS

        Directors who are not employees of the Company each receive annual compensation of $12,000 plus $1,000 for attendance at each board meeting. At the May 2001 board of directors meeting, in support of the cost cutting measures undertaken by the Company, the directors voted to reduce annual cash compensation of outside directors from $15,000 to $12,000 and the fee for attendance at each board meeting from $1,250 to $1,000 effective as of June 1, 2001. These directors, as well as Mr. Nantz, also receive an annual grant of an option to purchase 10,000 shares of the Company's common stock, vesting quarterly at 2,500 shares for each quarter during which they serve or served as directors. Each director who serves or served as a committee chairman receives an additional annual grant of an option to purchase 5,000 shares. Mr. Nantz is employed by the Company pursuant to a promotion agreement. Under the terms of his promotion agreement, Mr. Nantz is paid $5,000 per year for attendance at board meetings and was granted an option to purchase Company stock (in addition to the annual option grant made to him as a director). For more information regarding consulting fees and stock options granted to Mr. Nantz in connection with his promotion agreement, see "Certain Relationships and Related Transactions" in this proxy statement. All directors receive reimbursement of expenses for attendance at each board meeting and an annual $1,000 allowance for Ashworth apparel. No other arrangement exists pursuant to which any director of the Company was compensated during the Company's last fiscal year for any service provided as a director.

EXECUTIVE OFFICERS

        Set forth below are the names of the four most highly compensated executive officers of the Company during fiscal 2001, other than Randall L. Herrel, Sr., whose position and business background are described above.

Terence W. Tsang, age 40, Executive Vice President, Chief Operating Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer

        Mr. Tsang has served as Senior Vice President of Finance, Treasurer, and Chief Financial Officer since March 1999, when he joined the Company. He has served as Chief Accounting Officer since June 1999 and as Executive Vice President and Chief Operating Officer since December 2000. Prior to joining the Company, he served as interim CFO, Vice President of Finance, Corporate Controller and Treasurer of Guess?, Inc. from 1993 to 1999.

Peter Holmberg, age 50, Senior Vice President -- Sales

        Mr. Holmberg joined the Company in July 1998 and served as the Director of Corporate Sales until December 1999. He served as Vice President of Corporate Sales from December 1999 to August 2001 when he was promoted to Senior Vice President of Sales. Prior to joining the Company, Mr. Holmberg served as National Corporate Sales Manager for Cutter & Buck, Inc. from 1995 to 1998 and as Regional Manager and Buyer for Patrick James, Inc. from 1992 to 1995. Mr. Holmberg was the proprietor of The Country Gentleman, an upscale retail store in Bellevue, Washington from 1975 to 1992.

Nicoletta Larucci-Miele, age 35, Vice President -- Design

        Ms. Larucci-Miele has served as Vice President of Design since May 1997 when she joined the Company. Prior to joining the Company, she served as Design Director at Izod Club from 1994 to 1997 and at Gant Sportswear from 1991 to 1994.

Anthony Wilkinson, age 40, Managing Director, Ashworth U.K., Ltd.

        Mr. Wilkinson has served as Managing Director since April 1999 when he joined Ashworth U.K. Ltd. Prior to joining Ashworth, he worked as Golf Director for Dunlop Slazenger Group from 1995 to 1999 and was Golf General Manager for Reebok from 1991 to 1995, responsible for the European launch of the Greg Norman Collection.

                             EXECUTIVE COMPENSATION

        The following information sets forth the executive compensation for the Company's Chief Executive Officer during fiscal 2001, and for each of the four most highly compensated executive officers other than the Chief Executive Officer during fiscal 2001.


--------------------------------------------------------------------------------
SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                                     LONG TERM COMPENSATION
                                                                                 ------------------------------
                                                                                   AWARDS           PAYOUTS
                                                     ANNUAL COMPENSATION         SECURITIES        LONG-TERM
                                                     ---------------------       UNDERLYING      INCENTIVE PLAN      ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR           SALARY         BONUS          OPTIONS          PAYOUTS        COMPENSATION
---------------------------           -----          -------       -------       ----------      --------------    ------------
                                                       ($)           ($)            (#)                                 ($)
Randall L. Herrel, Sr.                 2001          370,464             0        84,500(4)             0            4,209(8)
Chief Executive Officer                2000          340,600       169,000             0                0            4,209(8)
                                       1999          338,000             0             0                0            4,209(8)

Terence W. Tsang,                      2001          274,106         3,000        50,000(5)             0            2,188(9)
Executive Vice President               2000          209,077       110,000        60,000                0                0
                                       1999(2)       119,000         5,000        60,000                0                0

Peter Holmberg(1)                      2001          154,430         3,000        10,000(6)             0                0
Senior Vice President --
Sales

Nicoletta Larucci-Miele                2001          174,315             0        15,080(7)             0                0
Vice President --                      2000          177,741        18,850        35,000                0                0
Design                                 1999          150,800        30,000             0                0                0

Anthony Wilkinson                      2001          132,455             0             0                0                0
Managing Director --                   2000          127,688             0             0                0                0
Ashworth U.K., Ltd.                    1999(3)        72,188             0        15,000                0                0

--------------------------------------------------------------------------------

(1) Mr. Holmberg was promoted to Senior Vice President -- Sales on August 9, 2001. Compensation for fiscal years prior to his promotion is not presented.

(2)   Mr. Tsang joined the Company on March 15, 1999.

(3)   Mr. Wilkinson joined the Company on April 1, 1999.

(4) Option grant made in fiscal 2001 based on performance for fiscal 2000. See "Directors and Executive Officers--Report of the Compensation Committee--Chief Executive Officer Compensation."

(5) Option grant made in fiscal 2001 based on performance for fiscal 2000. Does not include option to purchase 10,000 shares granted on December 10, 2001.

(6) Option grant made in fiscal 2001 based on performance for fiscal 2000. Does not include option to purchase 4,000 shares granted on December 10, 2001.

(7)   Option grant made in fiscal 2001 based on performance for fiscal 2000.

(8) Includes $1,138 premium payment made for life insurance and $3,071 premium for disability insurance.

(9)   Premium payment made for life insurance.

FISCAL 2001 STOCK OPTION GRANTS

        The following table provides information regarding stock options granted under the Company's stock option plans for fiscal 2001 to the executive officers named in the Summary Compensation Table.

--------------------------------------------------------------------------------

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                          ANNUAL RATE OF STOCK
                                                 INDIVIDUAL GRANT                          PRICE APPRECIATION
                                                                                             FOR OPTION TERM
                              -------------------------------------------------------    ------------------------
                               NUMBER OF       % OF TOTAL
                               SECURITIES        OPTIONS
                               UNDERLYING       GRANTED TO    EXERCISE
                                OPTIONS        EMPLOYEES IN    OR BASE     EXPIRATION
NAME                            GRANTED        FISCAL YEAR      PRICE        DATE(1)         5%            10%
--------------------------    ----------       ------------  ----------    ----------    ----------    ----------
                                    (#)                       ($/sh)
Randall L. Herrel, Sr.            84,500(2)          23.2    $   6.8750      12/11/10    $  365,348    $  925,865
Terence W. Tsang                  50,000(3)          13.7        6.8750      12/11/10       216,183       547,849
Peter E. Holmberg                 10,000(3)           2.7        6.8750      12/11/10        43,237       109,570
Nicoletta Larucci-Miele           15,080(3)           4.1        6.8750      12/11/10        65,201       165,231
Anthony Wilkinson                      0              0.0

--------------------------------------------------------------------------------

(1) Options expiring on 12/11/10 vest and become exercisable one third each on 12/11/01, 12/11/02 and 12/11/03.

(2) Option grant made in fiscal 2001 based on performance for fiscal 2000. See "Directors and Executive Officers--Report of the Compensation Committee--Chief Executive Officer Compensation."

(3)   Option grant made in fiscal 2001 based on performance for fiscal 2000.

--------------------------------------------------------------------------------

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

--------------------------------------------------------------------------------

                                                                           NUMBER OF            VALUE OF
                                                                           SECURITIES          UNEXERCISED
                                                                           UNDERLYING         IN-THE-MONEY
                                                                           UNEXERCISED           OPTIONS
                                      SHARES                             OPTIONS AT FY-END      AT FY-END
                                     ACQUIRED            VALUE             EXERCISABLE/        EXERCISABLE/
NAME                               ON EXERCISE         REALIZED           UNEXERCISABLE       UNEXERCISABLE
----------------------------    ----------------    ----------------    ----------------    ----------------
                                       (#)                ($)                  (#)                 ($)
Randall L. Herrel, Sr.                     3,000               4,500      463,094/84,500                 0/0
Terence W. Tsang                          12,993              32,375      47,007/110,000     191,332/248,746
Peter E. Holmberg                              0                   0       16,000/30,000       42,030/84,060
Nicoletta Larucci-Miele                        0                   0       46,667/38,413       48,958/97,912
Anthony Wilkinson                              0                   0        10,000/5,000       35,000/17,500

--------------------------------------------------------------------------------

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

        In fiscal year 2001, the Company had an executive employment agreement with Randall L. Herrel, Sr. The Company also had offers of employment agreements with Terence W. Tsang, Peter E. Holmberg, Nicoletta Larucci-Miele and Anthony Wilkinson. In the first quarter of fiscal year 2001, the Company entered into a change in control agreement with Mr. Tsang and revised the change in control provisions of Mr. Herrel's executive employment agreement.

Agreement with Mr. Herrel

        The executive employment agreement with Mr. Herrel provides for at-will employment with an annual base salary of no less than $325,000, a severance provision, and bonuses to be determined periodically at the discretion of the Board of Directors on the basis of merit and the Company's financial success and progress. The agreement with Mr. Herrel provides for severance payments upon termination of employment under specific circumstances, such payments ranging from one-half to two times his then annual base salary. The change in control provisions of Mr. Herrel's executive employment agreement were modified and separated from this agreement during the first quarter of fiscal 2001. Severance payments otherwise due to Mr. Herrel pursuant to his executive employment agreement in connection with a change in control of the Company are now determined by the separate change in control agreement, described below. The Company maintains a life insurance policy for $1,000,000, the beneficiary of which may be named by Mr. Herrel.

Offer of Employment Agreement with Mr. Tsang

        The offer of employment agreement with Mr. Tsang provides for at-will employment with an annual base salary of no less than $200,000. The agreement also provides for a starting bonus of $5,000 and initial options to purchase 60,000 shares of the Company's common stock. The agreement with Mr. Tsang includes severance payments upon termination of employment under specific circumstances. Payment of severance benefits under Mr. Tsang's change in control agreement (described below) would be made in lieu of any severance payments Mr. Tsang might otherwise be entitled to under provisions in this offer of employment agreement.

Offer of Employment Agreement with Mr. Holmberg

        The offer of employment agreement with Ms. Holmberg provides for at-will employment with an annual salary of no less than $90,000. The agreement also provides for initial options to purchase 6,000 shares of the Company's common stock as well as the opportunity to earn a bonus based on reaching certain performance-related goals. The agreement also provides for living expenses not to exceed $14,400 in lieu of moving expenses.

Offer of Employment Agreement with Ms. Larucci-Miele

        The offer of employment agreement with Ms. Larucci-Miele provides for at-will employment with an annual salary of no less than $145,000. The agreement also provides for a starting bonus of $5,000 and initial options to purchase 15,000 shares of the Company's common stock as well as the opportunity to earn a bonus based on reaching certain performance-related goals.

Offer of Employment Agreement with Mr. Wilkinson

        The offer of employment agreement with Mr. Wilkinson provides for at-will employment with an annual salary no less than $121,875, assuming a conversion rate of 1.5 U.S. dollars to 1 British pound. The agreement also provides for initial options to purchase 15,000 shares of the Company's common stock as well as the opportunity to earn a bonus based on reaching certain performance-related goals. The agreement with Mr. Wilkinson includes severance payments upon termination of employment under specific circumstances.

Change in Control Agreements with Mr. Herrel and Mr. Tsang

        The Company has entered into change in control agreements with each of Messrs. Herrel and Tsang. Each change in control agreement provides for severance payments and additional benefits to the executive in certain circumstances; Messrs. Herrel and Tsang may otherwise be entitled to severance payments in circumstances not involving a change in control of the Company, pursuant to their individual employment agreements, described above. If within three years following a change in control the executive's employment is terminated on a basis other than (a) voluntarily by the executive (except, in certain circumstances, following a material change in the terms or responsibilities of his employment), (b) the executive's death or disability, or
(c) termination for cause, then the executive shall be paid a severance payment equal to two times (x) his highest annual salary rate for the three year period ending on the date of his termination and (y) a "bonus increment" equal to the annualized average of all bonuses and incentive compensation payments paid to the executive under all of the Company's bonus and incentive compensation plans or arrangements during the two year period ending immediately before his employment termination. If the executive's employment is terminated and he is entitled to payment under the change in control agreement, all unvested stock options held by the executive shall immediately become fully vested and exercisable and the executive and his family shall be entitled to continued coverage under the Company's medical, dental, life insurance and disability insurance programs for a period of two years at no cost to the executive. In addition, the Company shall make any additional tax gross-up payment to the executive as may be necessary to reimburse the executive for any federal or state excise tax liability with respect to any severance payment, other benefit or tax gross-up payment made under the change in control agreement.

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder returns on the Company's common stock over a five-year period with the cumulative total return of the Nasdaq Stock Market (U.S. Companies) and the stocks of companies in the same Standard Industrial Classification as the Company (SIC 2300-2399). The graph assumes that $100.00 was invested on October 31, 1996 in the Company's common stock and each index and that all dividends were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's common stock.

-----------------------------------------------------------------------------------------------------------------------------
                                              10/31/96      10/30/97      10/29/98      10/31/99      10/31/00      10/31/01
-----------------------------------------------------------------------------------------------------------------------------
Ashworth, Inc.                                   100.00        152.88         98.08         64.42        113.46         76.62
Nasdaq Stock Market
(U.S. Companies)                                 100.00        131.06        148.19        244.59        287.67        144.26
Industry Index
  Apparel & other finished
  products--fabrics & like materials             100.00        106.13         88.88         57.03         33.17         28.43
-----------------------------------------------------------------------------------------------------------------------------







                              [PERFORMANCE GRAPH]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has a promotion agreement with Fred Couples who owns of record or beneficially more than 5% of the Company's common stock. The agreement requires Mr. Couples' exclusive endorsement and promotion of Ashworth products through fiscal 2011. The Company has agreed to compensate Mr. Couples for these services in the form of an annual payment of $1,157,000 until November 1, 2004, at which time the Company will pay Mr. Couples $1,000,000 annually until November 1, 2010. In addition, Mr. Couples has the right to earn a $100,000 annual cash bonus in calendar years 2001 through 2005.

        The Company has a promotion agreement with director James W. Nantz, III and a management company he controls. Under the terms of the agreement, Mr. Nantz will endorse and promote Ashworth products through personal appearances, advertisements and other services through fiscal 2004. The Company has agreed to compensate Mr. Nantz for these services by paying him a consulting fee and a director fee and by granting him stock options. The annual consulting fee during fiscal 2002 is $25,000, increasing to $35,000 in fiscal 2003 and $45,000 in fiscal 2004. During the term of his employment under the agreement, as a director of the Company Mr. Nantz will be paid $5,000 per year for attendance at board meetings. Pursuant to his promotion agreement, Mr. Nantz was granted options to purchase up to 220,000 shares of the Company's common stock at $4.65 per share. His options vest over time and, subject to earlier cancellation, portions of the grant become exercisable at different times from November 2002 through November 2006. Once exercisable, each option expires five years from the date it is first exercisable or earlier if the promotion agreement is terminated before the end of fiscal 2004. Under the promotion agreement, the Company may request Mr. Nantz's services for promotional appearances in addition to the three annual appearances required under the contract. For each additional appearance he will be paid $7,500.

                        SELECTION OF INDEPENDENT AUDITORS

        The independent public accounting firm of KPMG LLP audited the financial statements of the Company for the period ended October 31, 2001. The Board of Directors has appointed KPMG LLP as the Company's independent public accounting firm to audit the financial statements for the period ending October 31, 2002. A representative of KPMG LLP is expected to be present at the annual meeting and available to respond to appropriate questions. This representative from KPMG LLP will have an opportunity to make a statement if he or she so desires.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Exchange Act, the rules promulgated thereunder and the requirements of the National Association of Securities Dealers, officers and directors of the Company and persons who beneficially own more than 10% of the common stock of the Company are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers and furnish to the Company reports of ownership and change in ownership with respect to all equity securities of the Company.

        Based solely on its review of the copies of such reports received by it during or with respect to the fiscal year ended October 31, 2001 and/or written representations from such reporting persons, the Company believes that its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to such individuals, except that in one instance, Mr. Herrel was late in reporting a stock option exercise and the related sale of common stock; in two instances Mr. Tsang was late in reporting stock option exercises and the related sales of common stock; in one instance Mr. Hanson was late in reporting a stock option exercise and Mr. Hecht was late in filing a report of two open market purchases. Each of Messrs. Herrel, Tsang, Hanson and Hecht has now reported such transactions. The Company believes that in all such instances the late filings were inadvertent.

                                 OTHER BUSINESS

        Pursuant to the Company bylaws, only such business shall be conducted, and only such proposals shall be acted upon at an annual meeting of stockholders as are properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must first be given to the Secretary of the Company. To be timely, a stockholder's written notice must be delivered to the Secretary of the Company at the Company's principal executive offices not later than the 90th day nor earlier than the 120th day prior to the annual meeting; provided, however, that in the event that less than 95 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, to be timely notice by the stockholder must be delivered or received not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting and the date on which such notice of the scheduled meeting was mailed. If such stockholder proposal is for a nominee for director, such stockholder's notice must set forth with respect to such director nominee all of the information relating to such person that is required to be disclosed in solicitations for elections of directors under the rules of the Securities and Exchange Commission; for any stockholder proposal, the notice must comply with Section 7 of Article II of the Company's bylaws (a copy of which is available upon request to the Secretary of the Company). As of the date of this proxy statement, management of the Company was not aware of any other matters to be presented at the annual meeting other than as set forth herein. However, if any other matters are properly brought before the annual meeting, the shares represented by valid proxies will be voted with respect to such matters in the discretion of the designated proxies. An affirmative vote of a majority of shares present in person or represented by proxy at the annual meeting is necessary to approve any such matters.

                                  ANNUAL REPORT

        The Company's annual report to stockholders for the fiscal year ended October 31, 2001, including audited financial statements, accompanies this proxy statement. Copies of the Company's annual report on Form 10-K for the fiscal year ended October 31, 2001 (without exhibits) are available from the Company without charge upon written request of a stockholder. Copies of the Form 10-K are also available on-line through the Securities and Exchange Commission at www.sec.gov.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
                 FOR THE ANNUAL MEETING TO BE HELD IN MARCH 2003

        Any stockholders intending to present a proposal at the Company's annual meeting of stockholders to be held in March 2003, must deliver the proposal to the Secretary of the Company no later than October 17, 2002, in order to have the proposal considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                         By the order of the Board of Directors

                                         /s/Halina Balys

                                         Halina Balys
                                         Secretary

     Carlsbad, California
     February 14, 2002

        PROXY                    ASHWORTH, INC.                    PROXY


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Randall L. Herrel, Sr. and Terence W. Tsang, and each of them individually, as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Ashworth, Inc., held by the undersigned on February 1, 2002, at the annual meeting of stockholders to be held on Tuesday, March 19, 2002, or any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

1. ELECT TWO DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN THE YEAR 2005 AND UNTIL SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

        | |    FOR STEPHEN BARTOLIN, JR.

        | |    FOR H. MICHAEL HECHT.

        | |    WITHHOLD AUTHORITY TO VOTE FOR STEPHEN BARTOLIN, JR.

        | |    WITHHOLD AUTHORITY TO VOTE FOR H. MICHAEL HECHT.


2. TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF STEPHEN BARTOLIN, JR. AND H. MICHAEL HECHT AS DIRECTORS.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith and directs that his or her votes be cast by the above named proxies in the manner directed herein.

                                               Dated                      , 2002
                                                     ---------------------

                                               ---------------------------------
                                               Signatures(s) of Stockholder(s)

Signature should agree with the name(s) printed hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING, OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.


--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE